UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

Monroe Capital Income Plus Corporation

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01301	83-0711022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 258-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 4, 2024, the board of directors of Monroe Capital Income Plus Corporation (the “Company”) declared a distribution in the form of a dividend in the amount of $0.09 per share to stockholders of record as of the close of business on January 16, 2024; a distribution in the form of a dividend in the amount of $0.09 per share to stockholders of record as of the close of business on February 15, 2024; and a distribution in the form of a dividend in the amount of $0.09 per share to stockholders of record as of the close of business on March 14, 2024. Each dividend will be paid to stockholders on March 29, 2024. The dividends represent an annualized dividend yield of approximately 10.5%. The annualized dividend yield was calculated by dividing the annualized declared dividends by the net asset value as of September 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Monroe Capital Income Plus Corporation

Date: January 5, 2024	By:	/s/ Lewis W. Solimene, Jr.
	Name:	Lewis W. Solimene, Jr.
	Title:	Chief Financial Officer, Treasurer and Corporate Secretary